UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2011

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-5672 (Commission File Number)	13-5158950 (IRS Employer Identification No.)

1133 Westchester Avenue	10604
White Plains, New York
(Address of principal executive offices)	(Zip Code)
(914) 641-2000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 3, 2011, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors of ITT Corporation (the “Company”) approved base salaries for 2011 and long-term incentive opportunities for the individuals expected to be named executive officers in the Proxy Statement for our 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”). All decisions with respect to compensation for Steven R. Loranger, Chairman, President and Chief Executive Officer, were made solely by the Committee. Additional information with respect to the compensation arrangements for the named executive officers will be set forth in the Proxy Statement for the 2011 Annual Meeting.
     Base Salaries for 2011
     The Committee approved new annual base salaries, effective March 7, 2011, for the named executive officers as follows: Mr. Steven R. Loranger, $1,200,000; Ms. Denise L. Ramos, $606,500; and Mr. Frank R. Jimenez, $435,000. The Committee considered the significant promotion and related expansion of responsibilities for Ms. Gretchen W. McClain and for Mr. David F. Melcher in connection with the proposed spinoff of the Fluid business and the Defense business, which was previously announced on January 12, 2011, and approved promotional increases for Ms. McClain and for Mr. Melcher resulting in annual base salaries for each executive of $600,000.
     Annual Incentive Awards and Opportunities
     For 2010, the named executive officers participated in the Company’s Annual Incentive Plan for Executive Officers (the “AIP”) approved by ITT Corporation’s shareholders in 2008. Amounts to be paid under the AIP are based on the financial performance of the Company and its businesses during the performance year as compared with the annual performance goals established and approved by the Committee at the beginning of the performance year. Under the AIP, the Committee has the authority to modify the awards using negative discretion to reflect individual performance in accordance with the terms of the AIP. The Committee also may award supplemental bonus payments separate from the AIP in its discretion in recognition of additional performance factors.
     For performance year 2010 the approved annual performance goals for Messrs. Loranger, Melcher and Jimenez, Ms. Ramos and Ms. McClain were based on 40% on Earnings Per Share Performance, 20% on Sum of Group Revenue, 20% on Free Cash Flow, and 20% on Sum of Group Return on Invested Capital (“ROIC”). The 2010 annual performance goals encouraged focus on total enterprise performance. Additionally, the Committee established individual award targets which varied by position as a percentage of base salary, with the award targets for the Chief Executive Officer and the other named executive officers ranging from a minimum of 60% to a maximum of 130%. Actual payment under the AIP for 2010 could range from 0-200% of the target. On March 3, 2011, the Committee approved the following 2010 payments under the AIP for the named executive officers: Mr. Loranger, $2,328,352; Ms. Ramos, $774,300; Ms. McClain, $654,700; Mr. Melcher, $654,700 and Mr. Jimenez, $384,500.
     2011 Long Term Incentive Awards and Opportunities
     For the named executive officers, the ITT Corporation Long-Term Incentive Program total award value is determined individually based on the competitive market, individual performance and business performance and is allocated as follows: 1/3 of the award in target cash based on total shareholder return; 1/3 of the award in non-qualified stock options and 1/3 of the award in restricted stock unit awards.

     Stock-Based Awards
     Effective March 3, 2011, the Committee approved the following stock option grants to the named executive officers under the ITT Corporation 2003 Equity Incentive Plan approved by the Company’s shareholders in 2008 (the “2003 Plan”): Mr. Loranger, 133,835; Ms. Ramos, 33,459; Ms. McClain, 33,459; Mr. Melcher, 33,459; and Mr. Jimenez, 16,205. The exercise price of the options is $57.68 per share based on the closing price of the Company’s common stock on March 3, 2011. The options granted to Mr. Loranger, Ms. Ramos, Ms. McClain and Mr. Melcher will vest and become exercisable three years from the date of grant, options granted to Mr. Jimenez will vest approximately 1/3 after the first, second and third anniversaries of the grant date. The term for all options is ten years. Each of the options also provides for accelerated vesting upon change in control events that are defined in the 2003 Plan, and vesting on a pro rata basis upon retirement. Unvested options under this award expire upon termination of employment due to resignation.
     Effective March 3, 2011, the Committee approved the following restricted stock unit awards to the named executive officers under the 2003 Plan: Mr. Loranger, 36,442; Ms. Ramos, 9,111; Ms. McClain, 9,111; Mr. Melcher, 9,111; and Mr. Jimenez, 3,986. The restricted stock unit awards granted to the named executive officers will vest three years from the date of grant. The vesting of these restricted stock unit awards accelerates upon change in control events that are defined in the 2003 Plan and vests on a pro rata basis upon retirement. Unvested restricted stock unit awards under this award expire upon termination of employment due to resignation.
     Total Shareholder Return Awards
     The ITT Corporation 1997 Long-Term Incentive Plan (“LTIP”) approved by shareholders in 1997 authorizes performance awards to be made to key employees of the Company at the discretion of the Committee. Awards granted under this plan are expressed as target cash awards and are based on total shareholder return over the performance period (“TSR Awards”).
     The LTIP provides that the Committee shall determine the size and frequency of awards, performance measures, performance goals and performance periods. Payment, if any, of target cash awards generally will be made at the end of the applicable performance period and are based on the Company’s performance as compared with the performance measures approved by the Committee prior to the performance period. Payment, if any, of awards may be made in whole or in part, at the discretion of the Committee.
     On March 3, 2011, the Committee granted TSR Awards under the LTIP for the three-year period beginning January 1, 2011 to the named executive officers as follows: Mr. Loranger, $2,133,300; Ms. Ramos, $533,300; Ms. McClain, $533,300; Mr. Melcher, $533,300; and Mr. Jimenez, $233,300. The ultimate value, if any, of each of these awards will be determined in accordance with the established performance measurement formula for the target awards granted in 2011. The award amounts set forth above would be the amounts earned and payable if the TSR Awards results in payment at the 100% level.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
Date: March 9, 2011	By:	/s/ Burt M. Fealing
Burt M. Fealing
	Its:	Vice President and Corporate Secretary (Authorized Officer of Registrant)